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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 [Amendment No.           ]

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Equitable Resources, Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                One Oxford Centre
                                Suite 3300
                                Pittsburgh, PA 15219

Notice of Annual Meeting of Shareholders

To Be Held April 13, 2005

        The annual meeting of shareholders of Equitable Resources, Inc. will be held on Wednesday, April 13, 2005, at 10:30 a.m. We will be in the Allegheny Room of the Omni William Penn Hotel located at 530 William Penn Place in Pittsburgh, Pennsylvania. If you owned common stock of Equitable Resources at the close of business on February 14, 2005, you may vote at this meeting.

        At the meeting, we plan to:

  1)
  Elect five directors to serve for new terms;

  2)
  Ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for 2005; and

  3)
  Transact other business properly presented at the meeting or any adjournment or postponement of the meeting.

        Your Board of Directors recommends that you vote for all director nominees and for ratification of the independent auditors.

        Please consider the issues presented in this proxy statement, and vote your shares as promptly as possible by signing and returning the enclosed proxy card in the envelope provided or by following the internet or telephone voting instructions included in this proxy statement.

On behalf of the Board of Directors
JOHANNA G. O'LOUGHLIN Senior Vice President, General Counsel and Corporate Secretary

March 11, 2005

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	1
CORPORATE GOVERNANCE	5
STOCK OWNERSHIP AND PERFORMANCE	11
COMPENSATION	15
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION	21
ITEM NO. 1—ELECTION OF DIRECTORS	27
REPORT OF THE AUDIT COMMITTEE	32
ITEM NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	33
ITEM NO. 3—ADDITIONAL INFORMATION	35

i

EQUITABLE RESOURCES, INC.
One Oxford Centre
Suite 3300
Pittsburgh, PA 15219

PROXY STATEMENT

        This proxy statement is first being mailed to shareholders on or about March 11, 2005.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

        Equitable Resources, Inc. is soliciting proxies for its 2005 annual meeting of shareholders. This booklet and proxy card contain information about the items you will vote on at the annual meeting and about the voting process. We sometimes refer to Equitable Resources, Inc. in this proxy statement as "Equitable," "Equitable Resources," the "company" or "we."

Who is entitled to vote, and how many votes do I have?

        You can vote if you held common stock of Equitable Resources at the close of business on February 14, 2005. For each item presented for vote, you have one vote for each share you own. In addition, in the election of directors, you may cumulate votes by multiplying your shares by the number of directors to be elected and casting all of your votes for a single candidate or by distributing them among any two or more candidates.

How do I vote?

        You may vote:

  •
  in person by attending the meeting;

  •
  by following the instructions on the enclosed proxy card, completing, and mailing it in the prepaid envelope provided;

  •
  by following the instructions at the Internet site http://www.proxyvoting.com/eqt; or

  •
  by following the instructions for telephone voting after calling 1-866-540-5760.

        In the case of Internet or telephone voting, you should have your proxy card in hand and retain it until you have completed the voting process. If you vote by Internet or telephone, you do not need to mail back the proxy card. Even if you plan to attend the meeting, we encourage you to vote by proxy as soon as possible.

        If your broker holds your shares in "street name," your broker will contact you for voting instructions as to how to vote those shares. If you want to vote those shares in person at the meeting, you need to obtain a proxy from your broker.

Can I change my vote?

        You can revoke your proxy before the time of voting at the meeting by:

  •
  voting a revised proxy by card, Internet or telephone dated later than the prior proxy;

  •
  voting in person at the meeting; or

  •
  notifying the corporate secretary of Equitable Resources in writing that you are revoking your proxy.

What shares are included on my proxy card?

        If the name on the accounts is the same, the shares on your proxy card may represent (i) shares for which you have a certificate; (ii) shares that you hold in book-entry form; and (iii) shares that you have in a dividend reinvestment account of the company's Dividend Reinvestment and Stock Purchase Plan. Shareholders owning both certificated shares and shares in book-entry form will receive one proxy card covering both the certificated and book-entry shares. If you separately own shares through your broker, you will receive separate voting instruction cards from the broker. Employees holding stock in the Employee Savings Plan, the Employee Savings and Protection Plan and/or as restricted shares under the 1999 Long-Term Incentive Plan will receive separate voting direction cards for those plans. The trustee or administrator of the plans will vote the shares in accordance with the instructions on the returned direction cards or as recommended by the Board of Directors if you provide no instructions on the returned direction card. The trustee of the savings plans will vote plan shares for which it does not receive a returned direction card in proportion to the way other plan participants voted their shares. Employees holding stock acquired through the Employee Stock Purchase Plan will receive a proxy voting card covering all shares held in their individual account maintained by Fidelity Stock Plan Services, LLC, the plan recordkeeper.

What if I receive more than one proxy card?

        Except as discussed above under the caption "What shares are included on my proxy card?", if you receive more than one proxy card, you have shares registered differently in more than one account. We encourage you to have all accounts registered in the same name and address whenever possible. You can do this by contacting our transfer agent, Mellon Investor Services LLC, at P.O. Box 3312, South Hackensack, New Jersey 07606, at its toll free number (800-589-9026) or on its website at www.melloninvestor.com.

What is householding?

        We have adopted a procedure approved by the Securities and Exchange Commission called "householding," which reduces our printing costs and postage fees. Under this procedure, shareholders of record who have the same address and last name will receive only one copy of our 2004 annual report on Form 10-K and proxy statement unless one or more of these shareholders notify us that they wish to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards.

        If a shareholder of record residing at a household to which we sent only one copy of our 2004 Form 10-K and proxy statement wishes to receive separate documents in the future, he or she may discontinue householding by contacting our transfer agent, Mellon Investor Services LLC, at P.O. Box 3312, South Hackensack, New Jersey 07606, at its toll free number (800-589-9026) or on its website at www.melloninvestor.com. If you are an eligible shareholder of record receiving multiple copies of our 2004 Form 10-K and proxy statement, you can request householding by contacting us in the same manner. If you own your shares through a bank, broker or other nominee, you can request householding by contacting the nominee.

        If a shareholder of record residing at a household to which we sent only one copy of our 2004 Form 10-K and proxy statement wishes to receive an additional copy for this meeting, he or she may contact the corporate secretary of Equitable Resources at One Oxford Centre, 301 Grant Street, Suite 3300, Pittsburgh, Pennsylvania 15219 or by phone at 412-553-5891. The company will promptly deliver, upon request, a separate 2004 Form 10-K and proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered.

How will my shares be voted on the matters planned to be presented at the meeting?

        You may vote your shares in your discretion either by proxy or in person at the annual meeting. If you vote by proxy, your shares will be voted as indicated in your properly completed unrevoked proxy. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed unrevoked proxy will be voted as recommended by the Board of Directors.

How will my shares be voted on other matters that may be presented to the meeting?

        Since no shareholder has indicated an intention to present any other matter to the 2005 annual meeting in accordance with the advance notice provision in the company's by-laws, the Board is not aware of any other proposals for the meeting. If another proposal is presented, the persons named as proxies will vote your proxy in their discretion.

Who can attend the annual meeting, and how do I obtain an admission ticket?

        You may attend the meeting if you were a shareholder on February 14, 2005. Seating is limited and will be offered on a "first come, first served" basis. If you plan to attend the meeting, you will need an admission ticket, which you can obtain by checking the appropriate box on your proxy card or by writing to the corporate secretary of Equitable Resources at One Oxford Centre, 301 Grant Street, Suite 3300, Pittsburgh, Pennsylvania 15219. If a broker holds your shares, please include a copy of your brokerage account statement or an omnibus proxy, which you can get from your broker, and we will send you an admission ticket.

What constitutes a "quorum" for the meeting?

        A majority of the outstanding shares, present or represented by proxy, constitutes a quorum. A quorum is necessary to conduct business at the annual meeting. You are part of the quorum if you have voted by proxy. Abstentions, broker non-votes and votes withheld from director nominees also are counted in determining whether a quorum is present.

What is the total number of outstanding shares?

        At the close of business on February 14, 2005, the record date for the meeting, Equitable Resources had 61,014,971 shares of common stock outstanding.

How are the votes counted?

        Director candidates who receive the highest number of votes cast in each class up for election will be elected. Approval of each other item requires a majority of the votes cast. Abstentions and broker non-votes are not counted either in favor of or against the election of the director nominees or other proposals. Abstentions and broker non-votes are not counted as votes cast and therefore will not affect the outcome of the vote. A broker non-vote occurs when a broker or other nominee who holds shares for another person does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares.

Who pays for the solicitation of proxies?

        We do. We are soliciting proxies primarily by use of the mails. However, we may also solicit proxies in person, by telephone, by facsimile, by courier or by electronic means. To the extent that our directors and officers participate in this solicitation, they will not receive any compensation for their participation, other than their normal compensation. Mellon Investor Services LLC assists Equitable Resources with the solicitation for a fee of $5,000 plus reasonable out-of-pocket expenses. Equitable

Resources also reimburses brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their proxies.

May I nominate someone to be a director of Equitable Resources?

        Shareholders may either nominate individuals to serve as directors at the annual meeting of the shareholders or recommend individuals as possible director nominees to the Corporate Governance Committee to consider in its normal course.

        If you are a shareholder entitled to vote at an annual meeting, you may present at the meeting the nomination of one or more persons for election as a director of Equitable Resources. To do this, you must send advance written notice to the corporate secretary. See the caption "How do I contact Equitable's corporate secretary?" under "Questions and Answers about the Annual Meeting." According to the company's by-laws, we must receive notice of nominations for the 2006 annual meeting not less than 90 but not more than 120 days before April 13, 2006, the anniversary date of this year's annual meeting.

        The Board's Corporate Governance Committee will consider candidates recommended by the company's shareholders. Shareholders should send their recommendations to the Corporate Governance Committee Chair by addressing the recommendation to Equitable's corporate secretary, as far in advance of the annual meeting of shareholders as possible but in any event not later than November 12, 2005.

        Any notice or recommendation provided by the nominating shareholder must include certain information about the person or persons nominated and about the nominating shareholder (see the "Corporate Governance—Director Nominations" section of this proxy statement for details). For additional information, contact the corporate secretary.

How do I contact Equitable's corporate secretary?

        You may contact the company's corporate secretary by sending correspondence to: One Oxford Centre, 301 Grant Street, Suite 3300, Pittsburgh, Pennsylvania 15219. The company's offices are moving in May 2005. After May 20, 2005, the company's address will be: 225 North Shore Drive, Pittsburgh, Pennsylvania 15212.

When are shareholder proposals due?

        Under the rules of the Securities and Exchange Commission, eligible shareholders may submit proposals for inclusion in the proxy statement for our 2006 annual meeting. You must submit shareholder proposals in writing to the corporate secretary at the address above by November 12, 2005 for them to be considered for inclusion in the 2006 proxy statement.

        Under the company's by-laws, you may present proposals in person at the 2006 annual meeting if you are a shareholder entitled to vote. The corporate secretary must receive any proposals to be presented, which will not be included in next year's proxy statement, not less than 90 but not more than 120 days before April 13, 2006, the anniversary date of this year's annual meeting. Proposals received outside that time period, including any proposal nominating a person as a director, may not be presented at the annual meeting.

CORPORATE GOVERNANCE

Governance Principles

        Equitable maintains a corporate governance page on its website which includes key information about its corporate governance practices, including its Corporate Governance Guidelines, Code of Business Conduct and Ethics and charters for the Audit Committee, the Compensation Committee and the Corporate Governance Committee of the Board of Directors. The corporate governance page can be found at www.eqt.com, by clicking on "Investor Relations" and then "Corporate Governance". Equitable will provide a copy of its Corporate Governance Guidelines, Code of Business Conduct and Ethics and any of the Board Committee charters upon request by a shareholder to the corporate secretary. See the caption "How do I contact Equitable's corporate secretary?" under "Questions and Answers about the Annual Meeting."

        Equitable's corporate governance policies and practices are compliant with the corporate governance requirements of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission, including:

  •
  The Board of Directors has adopted clear corporate governance policies

  •
  Nine of the eleven members of the Board are independent of Equitable and its management

  •
  The Board's non-management directors meet periodically in executive session, and the Chair of the Corporate Governance Committee has been identified as the presiding director at all such executive sessions

  •
  All members of each of the key Committees of the Board of Directors—Audit, Compensation and Corporate Governance—are independent of the company and its management

  •
  Each of the key Committees has a charter that reflects legal requirements and good corporate governance

  •
  The Board of Directors and each of the key Committees engage in annual self-evaluations

  •
  The directors of the company are encouraged to participate in educational programs relating to corporate governance and business-related issues, and the company provides funding for such activities

  •
  Equitable has a Code of Business Conduct and Ethics applicable to all employees and directors of the company

  •
  The Corporate Governance Committee of the Board of Directors reviews the company's governance policies and practices periodically and makes recommendations to the Board

Director Independence

        In accord with the company's Corporate Governance Guidelines, the majority of directors at any time will be independent. For a director to be considered an "independent director", the Board must annually determine that he or she has no material relationship with the company (either directly or as a partner, shareholder or officer of an organization which has such a relationship with the company). To assist it in determining director independence, the Board established guidelines which conform to the independence requirements of the New York Stock Exchange.

        Under the company's Corporate Governance Guidelines, the Board will consider all relevant facts and circumstances in making an independence determination. A director will not be independent if, within the preceding three years:

  •
  The director was employed by, or received more than $100,000 in direct compensation during any 12-month period (other than director and committee fees and deferred compensation for prior service which is not contingent in any way on continued service) from the company

  •
  An immediate family member of the director was employed as an executive officer by the company, or received more than $100,000 in direct compensation during any 12-month period (other than director and committee fees and deferred compensation for prior service which is not contingent in any way on continued service) from the company

  •
  The director or an immediate family member is a current partner of a firm that is the company's internal or external auditor (in each case "company auditor")

  •
  The director is a current employee of a company auditor

  •
  The director has an immediate family member who is a current employee of a company auditor and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice

  •
  The director or an immediate family member was within the past three years (but no longer is) a partner or employee of a company auditor and personally worked on the company's audit within that time

  •
  A company executive officer was on the compensation committee of the board of directors of a company which employed the company director as an executive officer, or which employed an immediate family member of the director as an executive officer

  •
  The director is an employee, or whose immediate family member is an executive officer, of a company that has made payments to, or received payments from, the company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such other company's consolidated gross revenues

        In assessing the independence of a director, the Board considers the materiality of charitable contributions made by the company to any tax-exempt organization for which the director serves as an executive officer. During the past three fiscal years, the company has not made, in any single fiscal year, contributions to any tax-exempt organization for which any director serves as an executive officer that exceeded the greater of $1 million, or 2% of such tax-exempt organization's consolidated gross revenues.

        The ownership of stock in the company by directors is encouraged and the ownership of a substantial amount of stock is not in itself a basis for a director to be considered as not independent, provided that it may preclude participation on the Audit Committee of the company if the magnitude of such ownership is sufficient to make the director an "affiliated person" of the company as described in the Audit Committee Charter. As described in the "Directors' Compensation and Retirement Program—Equity-Based Compensation" section of this proxy statement, the directors have established stock ownership guidelines for themselves.

        Utilizing the above standards, the Board of Directors has determined that the following directors are independent of Equitable and its management: Drs. Domm and Todd, Mses. Bailey and Jeremiah and Messrs. McConomy, Miles, Rohr, Shapira and Whalen. Messrs. Gerber and Porges, each of whom is an executive officer of the company, are the only directors who are not independent.

Meetings of the Board of Directors

        The Board of Directors held six regular meetings and one special meeting during 2004. The independent directors met six times in executive session without any officer of the company present. During 2004, each director attended at least 86% of the Board meetings and attendance at all Board meetings averaged 99%. The company encourages its directors to attend the annual meeting of the shareholders, and it has been their practice to do so. Seven of the then-eight independent directors attended the company's 2004 annual meeting of shareholders.

Committees of the Board

        The four standing committees of the Board are the Audit, Compensation, Corporate Governance and Executive Committees. The Corporate Governance Committee serves as the nominating committee for the company. The Audit, Compensation and Corporate Governance Committees adopted new charters in late 2003 and early 2004. These new charters were approved by the Board on February 25, 2004. During 2004, the Corporate Governance Committee amended and restated its charter. All of the charters are available on the company's website at www.eqt.com. During 2004, each director attended at least 90% of applicable Committee meetings and attendance at all Committee meetings averaged 96%. The Board may from time to time form new committees, disband an existing committee, and delegate additional responsibilities to a committee. The responsibilities of the committees are set forth in written charters, which are reviewed periodically by the committees, the Corporate Governance Committee and, where appropriate, the Board. The members and main responsibilities of each committee are as follows:

Audit Committee

  •
  Comprised of Dr. Domm, Ms. Jeremiah and Messrs. Shapira and Whalen (Chair), who are non-employee, independent directors (as the term "independent director" is defined above under the caption "Director Independence" and as required by the rules of the Securities and Exchange Commission for Audit Committee purposes). In June 2004, Mr. Miles retired from the Committee and Mr. Whalen was appointed Chair of the Committee replacing Mr. Shapira in that position.

  •
  Each member of the Committee is financially literate. Additionally, the Board of Directors has determined that Mr. Whalen qualifies as an "audit committee financial expert" as such term is defined under the Securities and Exchange Commission's regulations and, as such, Mr. Whalen also has accounting or related financial management expertise under the New York Stock Exchange rules.

  •
  Held ten meetings in 2004.

  •
  Assists the Board by overseeing:

  •
  the accounting and financial reporting processes of the company

  •
  the audits of the financial statements of the company

  •
  the integrity of the company's financial statements

  •
  the qualifications, independence and performance of the company's independent auditors

  •
  the qualifications and performance of the company's internal audit function

  •
  the compliance by the company with legal and regulatory requirements, including the company's Code of Business Conduct and Ethics

  •
  Is responsible for hiring, overseeing and compensating the company's independent auditors.

Compensation Committee

  •
  Comprised of Drs. Domm and Todd and Messrs. McConomy (Chair) and Rohr, who are non-employee, independent directors (as the term "independent director" is defined under the caption "Director Independence" and as required under Section 162(m) of the Internal Revenue Code and Rule 16b-3 under the Securities Exchange Act of 1934, as amended).

  •
  Held eight meetings in 2004.

  •
  Discharges the Board's responsibilities relating to compensation of the company's officers.

  •
  Provides oversight and, as required, administration of the company's benefit plans.

Corporate Governance Committee

  •
  Comprised of Mses. Bailey and Jeremiah, Mr. Miles (Chair) and Dr. Todd, who are non-employee, independent directors (as the term "independent director" is defined under the caption "Director Independence"). In June 2004, Mr. McConomy retired from the Committee and Dr. Todd and Ms. Bailey were appointed to the Committee.

  •
  Held six meetings in 2004.

  •
  Establishes and recommends to the Board the requisite skills and characteristics to be found in, and identifies individuals qualified to serve as, members of the Board and recommends to the Board the director nominees for each annual meeting of shareholders.

  •
  Develops and recommends to the Board a set of corporate governance principles.

  •
  Recommends Committee membership, including a Chair, for each Committee.

  •
  Identifies and approves corporate goals and objectives relevant to the compensation of the chief executive officer of the company and annually reviews the chief executive officer's performance against such goals and objectives.

  •
  Recommends an appropriate compensation structure for the directors, including administration of stock-based plans for the directors.

Executive Committee

  •
  Comprised of Messrs. Rohr (Chair), McConomy, Miles, Shapira and Whalen who are non-employee, independent directors (as the term "independent director" is defined under the caption "Director Independence") and Murry S. Gerber, Chairman, President and Chief Executive Officer. In June 2004, Mr. Whalen was appointed to the Committee.

  •
  Held no meetings in 2004.

  •
  Has the authority to act in all matters that the full Board may act upon when the Board is not in session, unless limited by a resolution of the Board and except to the extent limited by law.

Director Nominations

        The responsibilities of the Corporate Governance Committee include identifying and recommending to the Board the requisite skills and characteristics to be found in individuals qualified to serve as members of the Board and recommending to the Board the director nominees for each annual meeting of shareholders. The Committee typically considers new nominees for the Board in the context of a vacancy on the Board resulting from resignation or retirement of a director or to fill a skill need identified by the Board. Director candidates have been identified most often by senior management and members of the Board considering individuals both within and external to their respective networks. The Committee has in the past retained, and may in the future retain, a consultant to assist in the process.

        As set forth in the Committee's charter, the Committee will consider submissions from shareholders in making its recommendation. Any shareholder desiring to recommend an individual to serve as a director of the company should submit to the Corporate Governance Committee Chair, c/o corporate secretary, as far in advance of the annual meeting of shareholders as possible but in any event not later than November 12, 2005, the following information:

  •
  Substantially, the information required by Section 3.07 of the company's by-laws (a copy of which will be provided to any shareholder upon written request).

  •
  A statement setting forth the basis upon which the proposing shareholder believes the proposed nominee meets the qualification guidelines set forth below, including the standards of independence set forth in the company's Corporate Governance Guidelines, and should be nominated as a director of the company.

  •
  Such other information as the proposing shareholder believes will be beneficial in assisting the Corporate Governance Committee to fulfill its responsibilities.

        See the caption "How do I contact Equitable's corporate secretary?" under "Questions and Answers about the Annual Meeting." In evaluating individuals identified as possible director nominees, whether the source of the possible nominee is another director, a member of management, a shareholder or otherwise, the Committee assesses the experience and personal characteristics of the possible nominee against the guidelines identified below. Possible nominees satisfying the guidelines are then further evaluated to identify, in the judgment of the Committee, the best match for the Board. The Committee retains the right to modify the guidelines including the criteria for evaluating the qualifications of potential nominees for election to the Board as set forth therein, from time to time. For the 2005 annual meeting, the company did not receive any shareholder recommendations for possible director nominees.

        In identifying director candidates, the Committee utilizes the following guidelines:

  Individual qualifications

  •
  Possesses integrity, competence, insight, creativity and dedication together with the ability to work with colleagues while challenging one another to achieve superior performance

  •
  Has attained prominent position in his or her field of endeavor

  •
  Possesses broad business experience

  •
  Has ability to exercise sound business judgment

  •
  Is able to draw on his or her past experience relative to significant issues facing the company

  •
  Has experience in the company's industry or in another industry or endeavor with practical application to the company's needs

  •
  Has sufficient time and dedication for preparation as well as participation in Board and Committee deliberations

  •
  Has no conflict of interest

  •
  Meets such standards of independence and financial knowledge as may be required or desirable

  •
  Possesses attributes deemed appropriate given the then current needs of the Board

  Composition of the Board as a whole

  •
  A diversity of background, perspective and skills related to the company's business

  •
  A diversity of race, gender and age

Contacting the Board

        You may contact the Board of Directors, or any individual director, by writing to the Corporate Governance Committee Chair c/o corporate secretary or by sending an email to corpgovchair@eqt.com. See the caption "How do I contact Equitable's corporate secretary?" under "Questions and Answers about the Annual Meeting."

STOCK OWNERSHIP AND PERFORMANCE

Significant Shareholders

        The following shareholders reported to the Securities and Exchange Commission that they owned more than 5% of Equitable Resources, Inc. common stock on December 31, 2004:

Name and Address	Shares Beneficially Owned		Percent of Common Stock Outstanding
Capital Group International, Inc. 11100 Santa Monica Boulevard Los Angeles, CA 90025	3,934,310	(1)	6.4%
Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	4,150,000	(2)	6.8%
George P. Sakellaris 64 Brunswick Street Quincy, MA 02171	3,188,896	(3)	5.2%

(1)
Information based on a Securities and Exchange Commission Schedule 13G for the year ended December 31, 2004, reporting that Capital Group International, Inc. has sole voting power over 3,221,110 shares and sole dispositive power over 3,934,310 shares. Capital Group International, Inc. disclaims beneficial ownership over all 3,934,310 shares.

(2)
Information based on a Securities and Exchange Commission Schedule 13G for the year ended December 31, 2004, reporting that Capital Research and Management Company has sole dispositive power over 4,150,000 shares. Capital Research and Management Company disclaims beneficial ownership over all 4,150,000 shares.

(3)
Information based on a Securities and Exchange Commission Schedule 13G for the year ended December 31, 2004, reporting that George P. Sakellaris has sole voting power over 3,028,896 shares, shared voting power over 160,000 shares, sole dispositive power over 3,028,896 shares and shared dispositive power over 160,000 shares.

Stock Ownership of Directors and Executive Officers

        The following table sets forth the number of shares of Equitable Resources common stock beneficially owned by nominees for director, directors and named executive officers and all directors and executive officers as a group as of January 31, 2005, including shares they had the right to acquire within 60 days after January 31, 2005. The nominees for director, directors and executive officers have sole investment and voting power unless otherwise noted.

Name	Exercisable Stock Options (1)	Number of Shares Beneficially Owned (2)	Restricted Stock (3)	Deferred Share Equivalent Units (4)	Percent Of Class (5)
Murry S. Gerber(6) Chairman, President & CEO	1,563,000	100,993	59,886	247,038	2.61
Vicky A. Bailey Director	0	0	0	0	*
Phyllis A. Domm Director	12,667	10,432	0	7,024	*
Barbara S. Jeremiah Director	0	1,000	0	4,671	*
Thomas A. McConomy(6) Director	20,919	16,148	0	13,992	*
George L. Miles, Jr. Director	12,667	2,200	0	4,323	*
David L. Porges Vice Chairman and Executive V.P., Finance & Administration	541,666	17,451	36,201	126,365	*
James E. Rohr Director	12,667	14,600	0	7,024	*
David S. Shapira(7) Director	30,667	7,150	0	16,662	*
Lee T. Todd, Jr. Director	0	600	0	1,349	*
James W. Whalen Director	0	0	0	1,349	*
Johanna G. O'Loughlin Sr. V.P., General Counsel & Secretary	147,724	26,879	5,107	4,234	*
Philip P. Conti Vice President, CFO and Treasurer	84,833	5,843	3,623	22,641	*
John A. Bergonzi Vice President and Corporate Controller	35,366	6,805	6,469	26,032	*
Directors and executive officers as a group (18 individuals)	2,645,974	216,424	135,628	533,114	4.49

*
Indicates ownership or aggregate voting percentage of less than 1%.

(1)
This column lists the number of shares of Equitable Resources common stock that the officers and directors had a right to acquire within 60 days after January 31, 2005 through exercise of stock options.

(2)
This column includes shares held of record and shares beneficially owned through a bank, broker or other nominee. It also includes, for executive officers, shares beneficially owned through the Employee Savings Plan and the Employee Stock Purchase Plan.

(3)
Reported in this column is the unvested portion of time-vested restricted stock awards and dividends accrued in the form of additional restricted shares.

(4)
This column lists the number of shares, or shares and share units, held in the employee deferred compensation plans or the directors' deferred compensation plans, respectively.

(5)
The sum of the individual's (or individuals') shares beneficially owned plus stock options exercisable within 60 days of January 31, 2005 as a percent of the sum of the company's outstanding shares at January 31, 2005 plus all options exercisable within 60 days of January 31, 2005. For avoidance of doubt, this calculation excludes restricted stock and deferred share equivalent units.

(6)
Shares beneficially owned include shares held jointly with spouse, 60,777 shares in the case of Mr. Gerber and 1,500 shares in the case of Mr. McConomy, as to which voting power and investment power are shared.

(7)
Shares beneficially owned include 3,150 shares that are held in a trust of which Mr. Shapira is a co-trustee and in which he has a beneficial interest and voting and investment power.

Section 16(a) Beneficial Ownership Reporting Compliance

        The Securities and Exchange Commission rules require that we disclose late filings of stock ownership reports by directors, executive officers and all persons who beneficially own more than 10% of Equitable Resources' common stock. Due to the complexity of the reporting rules, the company has assumed certain responsibilities for filing compliance and has instituted procedures to assist directors and executive officers with these obligations.

        Based solely upon the company's review of copies of the filings or written representations from the reporting persons, except as described below, we believe that all reporting persons made all filings required by Section 16(a) on a timely basis. Dr. Domm filed a Form 4 on September 7, 2004 (amended September 24, 2004) relating to the purchase by her husband on April 1, 2004 of a contract to purchase 4,000 shares of Equitable Resources common stock. The late filing was inadvertent and resulted from a lack of appreciation that the filing requirements applied to his transaction. Following a thorough review, the Corporate Governance Committee of the Board of Directors recommended, among other things, additional education for all directors and executive officers, which was completed in October 2004.

Stock Performance Graph

        This graph compares the most recent five-year performance of Equitable Resources' common stock with the S&P 500 Index and a self-constructed peer group consisting of companies whose principal businesses are gas exploration and production and natural gas distribution. The graph assumes a $100 investment made on December 31, 1999 and the reinvestment of all dividends.

	1999	2000	2001	2002	2003	2004
EQUITABLE RESOURCES INC.	100.00	205.16	213.32	223.77	280.93	408.82
SELF-CONSTRUCTED PEER GROUP (1)	100.00	171.27	150.33	133.11	165.64	206.53
S&P 500	100.00	90.89	80.09	62.39	80.29	89.02

(1)
Comprised of Energen Corporation, Keyspan Corporation, Kinder Morgan, Inc., National Fuel Gas Company, NiSource Inc., OGE Energy Corp., Oneok, Inc., Questar Corporation, Southwestern Energy Company, CMS Energy Corporation and Peoples Energy Corporation. This is the same peer group used for the company's short-term incentive plans.

COMPENSATION

Directors' Compensation and Retirement Program

        In May 2004, a compensation consultant reviewed the total compensation for directors. Specifically, retainer fees, meeting fees, insurance and stock-based long-term incentives were reviewed using, as the competitive benchmark, levels of total compensation paid to directors of the 30 energy companies which constitute the peer group used for the company's executive performance incentive program, 20 general industry companies of comparable revenue and capitalization size and 14 companies located in the company's geographic area or of other relevance. Set forth below is the compensation for non-employee directors. No compensation is paid to employee directors for their service as directors.

Cash Compensation

  •
  An annual cash retainer of $24,000 is paid to non-employee directors on a quarterly basis. This level of retainer was found to be competitive and no changes were made in 2004 to this compensation component.

  •
  The cash meeting fee is $1,500 for each Board and Committee meeting attended. If a non-employee director participates in a meeting by telephone, the meeting fee is $750. An additional $1,000 is paid to the Audit Committee Chair and $500 is paid to each other Committee Chair, for each Committee meeting attended.

Equity-Based Compensation

  •
  The stock option award under the 1999 Non-Employee Directors' Stock Incentive Plan that was historically granted to non-employee directors on an annual basis was replaced in 2003 by a grant of stock units which vested upon award and were deferred under the Directors' Deferred Compensation Plan. Similarly, in 2004, a grant of 1,320 deferred stock units was awarded which vested upon award. Dividends will be credited quarterly in the form of additional stock units. The value of the stock units will be paid in cash on the earlier of the director's death or retirement from the Board in accordance with the election made under the Directors' Deferred Compensation Plan. The number of stock units, options, or other stock-based awards, granted in future years will be based on competitive practices as determined by a nationally recognized compensation consultant.

  •
  The non-employee directors are subject to stock ownership guidelines which require them to hold shares equivalent to two times the annual cash retainer. Under the guidelines, directors have up to two years to acquire a sufficient number of shares to meet this requirement.

Deferred Compensation

  •
  In connection with the enactment of the American Jobs Creation Act of 2004, the company suspended, effective December 31, 2004, the Directors' Deferred Compensation Plan and adopted, effective January 1, 2005, the 2005 Directors' Deferred Compensation Plan. The Directors' Deferred Compensation Plan continues to operate for the sole purpose of administering amounts vested under the plan on or prior to December 31, 2004.

  •
  Non-employee directors' retainer and fees may be deferred under the 2005 Directors' Deferred Compensation Plan until Board service ends or a later time, as the director may elect.

  •
  In May 1999, the directors' retirement plan was curtailed and the accrued benefit of each active director was converted to a stock account administered under the Directors' Deferred Compensation Plan. Imputed dividends are credited to the account as additional shares. All participants are vested upon death or termination of service as a director. Dr. Domm and Messrs. McConomy, Rohr and Shapira are the only active directors eligible for benefits under the retirement plan. Directors elected after May 1999 are not eligible to participate in the retirement plan.

Insurance

  •
  The company also provides non-employee directors with $20,000 of life insurance, $20,000 of accidental death and dismemberment insurance and $250,000 of travel accident insurance while traveling on business for Equitable Resources.

  •
  Non-employee directors who joined the Board prior to May 25, 1999 may designate a civic, charitable or educational organization as beneficiary of a $500,000 gift funded by a life insurance policy purchased by Equitable Resources.

Executive Compensation

        The following tables contain information concerning the compensation of the Equitable Resources chief executive officer and each of the other four most highly compensated executive officers of the company in 2004. These persons are sometimes referred to as the "named executive officers" in this proxy statement.

Summary Compensation Table

		Annual Compensation			Long-term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Other Annual Compensation ($)(2)	Restricted Stock ($) (3)(4)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)(5)	All Other Compensation ($)(6)
Murry S. Gerber Chairman, President & Chief Executive Officer	2004 2003 2002	580,008 580,008 602,316	1,975,000 880,000 1,200,000	0 0 0	940,500 0 1,206,800	0 75,000/0 300,000/0	6,247,492 0 0	101,918 53,443 52,638
David L. Porges Vice Chairman and Exec. V.P., Finance & Administration	2004 2003 2002	354,996 354,996 342,692	1,575,000 545,000 650,000	0 0 0	623,992 0 689,600	0 47,500/0 190,000/0	3,748,495 0 0	55,583 32,057 31,757
Johanna G. O'Loughlin Senior V.P., General Counsel & Secretary	2004 2003 2002	250,008 250,008 238,850	300,000 215,000 260,000	0 0 0	213,750 0 0	0 16,250/0 65,000/0	1,249,498 0 0	186,673 23,167 23,806
Philip P. Conti Vice President, Chief Financial Officer and Treasurer	2004 2003 2002	171,600 171,600 171,600	550,000 134,000 160,000	0 0 0	106,875 0 29,960	0 8,750/0 35,000/0	624,749 0 0	15,663 15,590 16,247
John A. Bergonzi Vice President and Corporate Controller	2004 2003 2002	171,598 171,598 171,598	405,000 117,000 140,000	0 0 0	181,260 0 68,960	0 17,500/0 18,664/0	624,749 0 0	15,779 14,987 16,719

(1)
2002 base salary data reflects one extra pay due to payroll scheduling.

(2)
Perquisites for each named executive officer did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for any named executive officer; accordingly, amounts are not listed above. Other than such perquisites, the named executive officers did not receive any other annual compensation.

(3)
The following chart sets forth the restricted stock grants:

	Number of Restricted Shares	Grant Date	Vesting Date	Closing Market Price on Date of Grant
Murry S. Gerber	22,000 35,000	2/25/2004 3/12/2002	2/25/2007 3/12/2007	42.75 34.48
David L. Porges	3,000 11,510 20,000	3/3/2004 2/25/2004 3/12/2002	3/3/2007 2/25/2007 3/12/2007	43.98 42.75 34.48
Johanna G. O'Loughlin	5,000	2/25/2004	2/25/2007	42.75
Philip P. Conti	2,500 1,000	2/25/2004 2/12/2002	2/25/2007 2/12/2005	42.75 29.96
John A. Bergonzi	4,240 2,000	2/25/2004 3/12/2002	2/25/2007 3/12/2005	42.75 34.48

  In all cases, dividends accrue during the restriction period. The Summary Compensation Table reflects restricted stock grants valued based on the closing market price on date of grant.

(4)
The following table shows the aggregate number of restricted shares held by each named executive officer and the aggregate value of these shares, based on the closing price of the company's common stock on December 31, 2004 ($60.66):

Name	Number of Shares	Value
Murry S. Gerber	59,886	$3,632,685
David L. Porges	36,201	2,195,953
Johanna G. O'Loughlin	5,107	309,791
Philip P. Conti	3,623	219,711
John A. Bergonzi	6,469	392,410
(5)
All payouts were made under the company's 2002 Executive Performance Incentive Program (the "2002 EPIP"), which was established to provide incentive benefits to retain senior executive employees of the company and to further align their interests with the interests of the company's shareholders. The amount of the awards was contingent upon the level of total shareholder return relative to thirty (30) peer companies identified in the company's 2004 Form 10-K. On March 12, 2002, the company granted 143,000 stock units to participants. Under the program, zero to 286,000 stock units (200% cap) would be distributed upon vesting, depending upon the company's relative performance. Vesting occurred on December 31, 2004 and resulted in approximately 276,000 units, including accrued dividends, (191.7% of the initial award) being distributed to all participants. See further discussion of the 2002 EPIP under the captions "Components of Our Compensation Program—Long-Term Incentives" and "Compensation of the Chief Executive Officer" in the Report of the Compensation Committee on Executive Compensation.

(6)
Includes payments in connection with the termination of split dollar life insurance policies, the term insurance premiums for term life insurance policies, matching and other company contributions to the Employee Savings Plan, and the company's contribution to the Employee Deferred Compensation Plan, as follows:

	Officer Split Dollar Life ($)	Life Insurance ($)	Savings Plan Contribution ($)	Deferred Compensation Plan ($)
Murry S. Gerber	48,475	1,242	14,977	37,223
David L. Porges	23,084	549	18,854	13,096
Johanna G. O'Loughlin	163,141	1,032	17,204	5,296
Philip P. Conti	0	219	13,860	1,584
John A. Bergonzi	0	335	14,256	1,188

Option/SAR Grants in 2004

        No stock options or SARs were granted to any of the named executive officers for fiscal year 2004.

Long-Term Incentive Plans—Awards in 2004

        No long-term incentive plan awards were granted to any of the named executive officers for fiscal year 2004.

Aggregated Option/SAR Exercises in 2004 & Year-End 2004 Option/SAR Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Year End 2004 (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs at Year-End 2004 ($)(1) Exercisable/ Unexercisable
Murry S. Gerber	167,000	4,902,420	1,438,000/150,000	53,247,862/3,895,000
David L. Porges	0	0	462,500/95,000	14,535,611/2,466,833
Johanna G. O'Loughlin	0	0	120,640/32,501	3,307,449/843,942
Philip P. Conti	0	0	70,249/17,501	2,041,048/454,442
John A. Bergonzi	27,567	412,861	26,300/14,900	728,229/378,394

(1)
Calculated by determining the difference between the fair market value of the underlying shares of common stock and the various applicable exercise prices of outstanding options at the end of 2004 for the named executive officers. The last reported sale price of the company's common stock on the New York Stock Exchange on December 31, 2004 was $60.66 per share.

Employment and Non-Competition Agreements

        The company entered into employment agreements with Messrs. Gerber and Porges in connection with their appointments as President and Chief Executive Officer and Senior Vice President and Chief Financial Officer, respectively, in 1998. Currently the term of the agreements automatically extends each month so that they effectively have a perpetual one-year term, unless either party gives notice of a desire not to extend the term, in which case the agreement expires one year after the notice.

        The agreements provide for payment to the executive of a base salary, which is reviewed and adjusted annually by the Compensation Committee of the Board, and participation by the executive in other incentive and benefit plans of the company, including participation in the company's short-term and long-term incentive plans. Under the agreements, the company also agreed to grant to the executive a minimum number of stock options annually through 2002 (60,000 in the case of Mr. Gerber, 30,000 in the case of Mr. Porges) and provide a supplemental life insurance benefit (equal to two times base salary in the case of Mr. Gerber, one times base salary in the case of Mr. Porges). The company is also required to provide the following benefits to the executives: one country club and one dining club membership; the use of a car or a monthly car allowance; and financial, estate and tax planning services. The agreements were amended effective December 31, 2003 to terminate the company's obligation to provide a split dollar life insurance benefit (with a $2.0 million death benefit in the case of Mr. Gerber and a $1.0 million death benefit in the case of Mr. Porges). Under the amendments to the employment agreements, the individuals surrendered their policies and took the full cash value as taxable income. The company and Ms. O'Loughlin simultaneously terminated her entitlement to a split dollar life insurance benefit ($1.0 million death benefit), and Ms. O'Loughlin was paid the full cash value as taxable income. The company had made the policies self-funding on July 30, 2002 in light of the potential applicability of the Sarbanes-Oxley Act of 2002 prohibition against making loans to officers and directors.

        If Equitable Resources terminates the executive's employment without cause, the executive is entitled to one year's base salary plus, in the case of Mr. Porges, medical benefits, reduced by amounts received under the non-competition, confidentiality and non-solicitation agreements described below. If the executive is entitled to benefits under the change in control agreements described below, then he will not receive any payment under his employment agreement upon termination.

        In connection with the employment of Mr. Gerber, the company also entered into a supplemental retirement agreement with him which is intended to make up the difference, if any, between the $211,500 per year early retirement benefit to which he would be entitled from his prior employer and the retirement benefit to which he is entitled under the company's Employee Savings Plan and deferred compensation plans. This benefit is payable to Mr. Gerber from age 55 to age 65, but only if he terminates employment after age 55 (or age 52 in the case of involuntary termination without cause). Based on the retirement benefit to which Mr. Gerber is currently entitled under the company's Employee Savings Plan and deferred compensation plans and assuming a six percent annual growth rate, the company currently does not anticipate making any payments under the supplemental retirement agreement.

Non-competition, confidentiality and non-solicitation agreements

        The company has also entered into non-competition agreements with the executive officers named in the Summary Compensation Table. Under these agreements, the executives agree not to compete with Equitable Resources for 12 months (24 months in the case of Mr. Gerber, except that the duration is reduced to 12 months in the case of involuntary termination or termination within 24 months of a change in control) after the termination of their employment for any reason. The executives also agree to keep information confidential and not to solicit employees of the company after their termination. Under these agreements, the company agrees to pay the executives a severance benefit of 24 months salary and benefits continuation (12 months of salary continuation only in the case of Mr. Bergonzi) and, in the case of Ms. O'Loughlin and Mr. Conti, up to 12 months of outplacement assistance, in consideration of their confidentiality, non-competition and non-solicitation agreements. This severance benefit is in addition to any other severance benefit to which Ms. O'Loughlin, Mr. Conti and Mr. Bergonzi may be entitled. Portions of Messrs. Gerber and Porges' severance benefits are netted against other severance benefits to which the executive may be entitled under his employment agreement. Mr. Bergonzi's agreement terminates upon a change in control, while the other agreements terminate and do not apply if the executive is entitled to severance benefits under the change in control agreements described below.

Change in Control Agreements

        The company has entered into change in control agreements with the executive officers named in the Summary Compensation Table. These agreements provide severance benefits in the event of a termination as described below following a change in control of Equitable Resources. The purpose of the agreements is to foster the continued dedication of key executives in the face of the uncertainties that accompany a possible change in control. For purposes of these agreements, a change in control includes the following: (1) the sale of all or substantially all of Equitable Resources' assets, unless the company's shareholders prior to the sale own at least 80% of the company's stock after the sale; (2) the acquisition by a person or group of beneficial ownership of 20% or more of Equitable Resources' common stock; (3) the termination of the company's business and the liquidation of the company; (4) consummation of a merger or consolidation of Equitable Resources, unless shareholders of voting securities immediately prior to the merger or consolidation continue to hold 60% or more of the voting securities of the resulting entity and a majority of the company's Board does not change; or (5) a change in the composition of the Board, so that existing Board members and their approved successors do not constitute a majority of the Board. Each agreement has an automatic renewal feature, meaning that the agreement will continue in effect unless either Equitable Resources or the executive elects not to extend the agreement, in which case the agreement expires 36 months after the notice.

        Under the agreements, severance benefits are payable if the executive is involuntarily terminated (other than for cause) or the executive terminates employment for good reason within two years following a change in control. Good reason to terminate employment exists if there are significant changes in the nature of employment following the change in control, including, for example, a reduction in compensation, a material reduction in benefits, a change in responsibility or relocation of the place of employment. The agreements with Mr. Gerber, Mr. Porges and Ms. O'Loughlin provide that, during the 30-day period following the one-year anniversary of a change in control (except for certain mergers), the executive may terminate his or her employment for any reason and receive payments under the agreement. Severance benefits payable to Mr. Gerber, Mr. Porges, and Ms. O'Loughlin under the agreements include: (1) a cash payment equal to three times the executive's annual base salary; (2) a cash payment equal to three times the greater of the executive's highest annual bonus earned for any year in the five years prior to termination or for the year in which the change of control occurs or the employee is terminated; (3) continuation of medical, disability, dental and life insurance benefits for three years following termination; and (4) payment of the company match benefit and retirement contribution under the company's savings plan for three years after termination. Severance benefits payable to Mr. Bergonzi and Mr. Conti under the agreement include: (1) a cash payment equal to two times the executive's annual base salary; (2) a cash payment equal to two times the greater of the executive's highest annual bonus earned for any year in the five years (three years in the case of Mr. Bergonzi) prior to termination or for the year in which the change of control occurs or the employee is terminated; (3) continuation of medical, disability, dental and life insurance benefits for 24 months following termination; (4) payment of the company match benefit under the company's savings plan for 24 months after termination; and (5) outplacement services for 12 months following termination.

        These agreements provide that the minimum amount payable to the executive is as follows: Mr. Gerber—$10,467,220; Mr. Porges—$5,530,284; and Ms. O'Loughlin—$3,357,345 (such amounts accrue interest at a rate of 5.5% per year compounded semiannually). Neither Mr. Bergonzi's nor Mr. Conti's agreement contains a minimum amount payable.

        In addition, the agreements for Mr. Gerber, Mr. Porges, Ms. O'Loughlin and Mr. Conti provide for the payment to the executive of a "gross-up" payment for any excise taxes and income taxes payable with respect to the gross-up by the executive for payments they receive in connection with a change in control of the company. Under the change in control agreements, the named executive officers also agree not to compete with the company for one year, agree to keep information confidential for two years, and agree not to solicit employees of the company for one year following their termination of employment. Mr. Conti's agreement does not contain a covenant not to compete or agreement not to solicit employees of the company.

Pension Plan

        All executive officers named in the Summary Compensation Table participate in a defined contribution plan under the company's Employee Savings Plan (401(k)). Participation is at the same level as all other salaried employees. Under the Employee Savings Plan (401(k)), the company automatically contributes an amount equal to 6% of each participant's base salary to an individual investment account for the employee (the automatic company contribution). In addition, the company matches a participant's elective contribution by contributing to the participant's individual investment account an amount equal to 50% of each dollar contributed by the employee (the matching company contribution), subject to a maximum company contribution of 3% of the employee's base salary and applicable IRS regulations.

        Except for the limited retirement provision for Mr. Gerber, the company does not maintain any Supplemental Executive Retirement Programs (SERPs).

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Role of the Compensation Committee

        Our Committee is responsible for setting the company's compensation principles that serve to guide the design of compensation plans and programs applicable to the executives of Equitable Resources. In discharging our role, we review the performance of the executives and establish individual compensation levels for each, having considered the advice of independent, outside consultants in determining whether the amounts and types of compensation the company pays its executives are appropriate. The Committee is composed entirely of independent, non-employee members of the Board of Directors. No former employees of the company serve on the Committee.

Compensation Philosophy

        Our goal is to create value for the shareholders of Equitable Resources by reinforcing a long-term perspective while delivering consistently profitable annual results. Base salaries for officers of the company are established at approximately the 50th percentile of the base salaries at general industrial companies with revenues, or other relevant size metrics, comparable to those of Equitable, and a 50th percentile bonus target is set at a specified percentage of salary. The total direct compensation (base, bonus and long-term incentive compensation together) award that officers receive is set at the total direct compensation median for the comparison group of companies. Starting with the precept that median performance merits median pay, the Committee approves objectives for both absolute and relative company performance, as well as individual and business unit value drivers (goals that drive business growth and profitability), so that performance and pay can be objectively determined at the end of the performance period. Actual payout, whether above, below or at the competitive median is determined by performance against these pre-established measures and objectives. These principles are intended to motivate executives to improve the financial position of the company, to be personally accountable for the performance of the business units or functions for which they are responsible, and to attract key talent into the service of the company.

Executive Compensation Guiding Principles

        The goal of our compensation program is to attract, motivate and retain the highly talented individuals who can ensure that Equitable is able to safely, efficiently and profitably deliver natural gas products and energy services to wholesale and retail customers. The following principles influence the design and administration of our compensation program:

•      Compensation should be related to performance

        We believe that a significant portion of an executive's compensation should be tied not just to how well the individual performs, but also to how well both the executive's business unit and the company perform against both financial and non-financial goals and objectives, as set forth in the company's annually established value drivers. Emphasis is also placed on relative performance within the company's peer group as a means to ensure that the company continues to deliver shareholder value. When the company's performance is better than the objectives set for the performance period, executives should be paid more than the initial target award (typically set at the competitive median) and when the company's performance does not meet key objectives, incentive award payments should be less than such targets.

•      Incentive compensation should be a greater part of total compensation for executives

        The proportion of an executive's total compensation that varies with individual, business unit and company performance objectives should increase as the scope and level of the individual's business responsibilities increase. For 2004, over 80% of the total direct compensation of the Chief Executive Officer at the time of award was at risk against short- and long-term performance goals. In general, the amount of total target pay at risk against short- and long-term performance goals for all other executives of the company ranged from approximately 65% to 80%.

•      Compensation levels should be competitive

        To achieve the above goals, we review compensation survey data prepared by our compensation consultant Towers Perrin to ensure that our total executive compensation program is competitive. The general industrial companies of a size comparable to the company selected for the survey are those with which we believe we compete for executive talent. This comparison group is used because the company's competitors for executive talent are not necessarily limited to the energy industry. Similarly, the company generally requires skills from a more varied set of backgrounds.

•      Incentive compensation should balance short- and long-term performance

        Through the design of our compensation program, we try to structure a balance between achieving strong short-term, or annual, results and ensuring the company's long-term viability and success. Therefore, to reinforce the importance of balancing these perspectives, our executives are regularly provided with both annual and long-term incentives. Participation in the long-term incentive programs increases at higher levels of responsibility as executives in these leadership roles have the greatest influence on the company's strategic direction and results over time.

•      Equitable Resources executives should be provided with opportunities to own Equitable Resources stock

        We provide our executives at all levels with various ways to become shareholders. These programs include stock option and time-based restricted stock grants to executives, 401(k) savings and deferred compensation plans that allow executives to invest, on a voluntary basis, in company stock, and an employee stock purchase plan which enables executives to purchase Equitable Resources stock at a discount through payroll deductions. Our goal in providing these opportunities is to align the interests of each executive with the interests of our shareholders. Stock ownership guidelines for officers of the company were adopted in 2003 and are discussed below.

•      We seek to maximize the tax deductibility of compensation as appropriate

        Section 162(m) of the Internal Revenue Code disallows with certain exceptions a federal income tax deduction for compensation over $1 million paid to the Chief Executive Officer and the other executive officers included in the proxy compensation tables. One exception applies to performance-based compensation paid pursuant to shareholder-approved plans. The 1999 Long-Term Incentive Plan, as amended and approved by the shareholders in 2004, provides for awards that can be made eligible for deductibility as performance-based compensation. In addition, the Committee adopted and the shareholders approved the Executive Short-Term Incentive Plan in May of 2002 ("Executive STIP"), which is designed to permit the payment of annual incentive awards that qualify as deductible performance-based compensation under Section 162(m) of the Code. Additionally, compensation deferred by executive officers named in the proxy statement is not subject to the Section 162(m) cap until the year paid.

        Although the Committee has generally attempted to structure compensation so as to preserve deductibility, it also believes that there may be circumstances where the company's interests are best served by maintaining flexibility in the way compensation is provided, even if it might result in the non-deductibility of certain compensation under the tax code.

Components of Our Compensation Program

        The four primary components of our compensation program are: Base Salary, Annual Incentives, Long-Term Incentives, and Special Grants.

•      Base Salary

        We review and determine, on an annual basis, the base salaries of the Chief Executive Officer and the other executive officers. In each case, the Committee takes into account the scope of responsibilities and experience, and balances these against competitive salary practices. Because we favor pay-for-performance, we take the approach of generally capping base salary levels at the 50th percentile of a survey group consisting of general industrial companies of similar size. While we conduct surveys annually, we usually adjust salaries for those at an executive level either when our surveys show a significant deviation versus market or to recognize outstanding individual performance or an increase in responsibility. This is in line with our philosophy that compensation above competitive median levels should come primarily from the variable portion of the compensation package, especially for our executives. General economic conditions and marketplace compensation trends also are evaluated with the assistance of our compensation consultant, Towers Perrin.

•      Annual Incentives

        We designed the annual bonus component of incentive compensation to align executive pay with the annual (short-term) performance of the company. In 2004, the measures for annual incentives were based on earnings per share, relative return on total capital and relative earnings per share growth compared to a peer group of 11 energy companies, and specified business unit Value Drivers, and are the same measures adopted for the 2005 bonus plan. Achievement of these pre-established measures determines the bonus pool. The Committee performs the assessment of individual and business unit performance at the end of the year. When we evaluate individual performance, we consider each executive's performance against individual value drivers and the company's established leadership competencies (achieves results; acts with honesty, integrity and credibility; builds human capability; and makes sound, informed decisions based on analysis). During the first quarter of 2004, the Committee confirmed the identity of the five participants in the Executive STIP and the incentive award authorized under the plan for each one. We retain the discretion to reduce individual awards as determined by the Executive STIP plan formula.

•      Long-Term Incentives

  For Executive Officers

        Effective January 1, 2002, a three-year long-term incentive program was approved which provided the executive officers plus one other key employee with an award, consisting of 50% stock options and 50% performance-based share units, valued at competitive market levels at the time of award. The performance-based share units were awarded under the 2002 Executive Performance Incentive Program ("2002 EPIP"), which established a performance measure based on the company's total shareholder return over the three-year performance period as compared to an energy industry peer group of 30 companies. The initial award was subject to a multiplier of zero to 200%, depending on relative ranking within the peer group at the end of the performance period, with 100% of the initial award being earned for median performance. When the performance period ended December 31, 2004, the company was ranked as 5th out of the group of 30, resulting in a payout multiple of 1.917 of each participant's initial performance unit award plus accrued dividends. Distribution under the 2002 EPIP was made in February of 2005 in cash. See "Compensation of Chief Executive Officer" below for detailed discussion of Mr. Gerber's award.

        In 2004, stock options guaranteed under a multi-year program established in 2002 were converted to time-based restricted stock using the 2002 Black-Scholes value of the options as the basis of the conversion.

        Effective January 1, 2003, the Committee approved a second three-year long-term incentive program similar to the 2002 program, except that participants were awarded 25% of their award in stock options and 75% in performance-based share units under the 2003 Executive Performance Incentive Program ("2003 EPIP"), the design of which mirrors the 2002 EPIP. The amount of performance-based share units that each participant will actually receive is dependent on the performance of the company during the performance period. Any distribution under the 2003 Executive Performance Incentive Program will be paid on or before March 12, 2006.

        No new long-term incentive program was initiated in 2004 for executive awards, because 2004 was part of the performance period of each of the two programs described above.

  For Other Eligible Employees

        In 2004, we chose to use time-based restricted stock as the primary form of long-term incentive compensation. We generally make grants to eligible employees once a year at levels equal to the 50th percentile of the market. These annual grants typically vest on the third anniversary of the date of grant. In 2004, the number of non-officer employees eligible to participate in the 1999 Long-Term Incentive Plan was reduced by approximately 20% based on our market compensation benchmarking.

        No stock options were issued in 2004, given the decision to use time-based restricted stock in 2004. We have reviewed issues relating to the potential expensing of stock option grants and have determined that expensing would not be in our shareholders' interests at this time. The company is currently in compliance with generally accepted accounting principles and will adjust its practices as these principles evolve.

•      Stock Ownership Guidelines

        Effective January 30, 2003, the Committee modified its stock ownership guidelines for executive officers as follows:

Chairman, President and Chief Executive Officer	Eight times base salary
Vice Chairman and Executive Vice President, Finance & Administration	Eight times base salary
Officers who are direct reports to Chief Executive Officer	Four times base salary
Other Officers	Two times base salary

        The guidelines are designed to satisfy an individual executive's needs for portfolio diversification, while maintaining management stock ownership at levels high enough to assure shareholders of management's commitment to value creation. Qualified shareholdings include stock owned directly, shares held in the company's 401(k), deferred compensation or employee stock purchase plans and unvested restricted stock. As long as an executive maintains qualified shareholdings in excess of the applicable guideline, he or she may sell shares or exercise options for cash by selling shares. After a transition period for new officers, compliance with the guidelines is mandatory. The company has also retained the discretion to pay annual incentives in the form of time-based restricted stock for any individual who fails to meet the stock ownership guideline at the time the annual incentive awards are made.

•      Special Grants

        We believe that one of our primary responsibilities is to ensure the company is able to attract, motivate and retain leadership talent. To accomplish this objective, from time to time we may award special equity grants or cash retention payments. Depending on the circumstances, a special equity grant may take the form of a stock option, time-based restricted stock or a combination of the two. Special equity grants may have different vesting periods than annual awards. During the 2004 fiscal year, no cash retention awards were granted to any officer. Two officers received a special equity grant: in recognition for having been named the top-performing Chief Executive Officer and Chief Financial Officer in the natural gas sector in a shareholder survey conducted by Institutional Investor magazine, Messrs. Gerber and Porges were granted 3,820 and 3,000 shares, respectively, of three-year, cliff-vested restricted stock.

Compensation of the Chief Executive Officer

        The compensation of the Chief Executive Officer includes base salary, annual cash incentives and stock-based awards commensurate with his achievements and consistent with our objective to continue to provide appropriate performance incentives.

        The Corporate Governance Committee of the Board meets annually without the Chief Executive Officer present and evaluates his performance compared with previously established financial and non-financial goals. That Committee reports performance levels achieved to our Committee, and we then make any appropriate compensation adjustments. Finally, we report in executive session to the other independent, non-employee members of the Board for their consideration and advice.

        Murry S. Gerber currently serves as Chairman, President and Chief Executive Officer of Equitable Resources. In February 2004, Mr. Gerber's base salary was held at $580,000, which is approximately 20% below the median of the market as benchmarked by our compensation consultant, Towers Perrin. In order to establish a median level of total cash compensation for Mr. Gerber, his annual short-term incentive target was set at 100% of his base salary. In February 2005, we awarded Mr. Gerber a 2004 bonus payment of $1,975,000. We based this amount on the superior performance of the company in 2004, as reflected in:

  •
  Earnings per share growth of approximately 65% from fiscal year-end 2003 to fiscal year-end 2004.

  •
  Best in class performance in return on total capital as compared to a peer group of 11 energy companies

  •
  Best in class performance in earnings per share growth as compared to a peer group of 11 energy companies

  •
  Total shareholder return in excess of 105% from January 1, 2002 to December 31, 2004

  •
  Recognition by shareholders in an Institutional Investor magazine survey as the top-performing Chief Executive Officer in the natural gas sector for the second consecutive year

  •
  Sixth straight year in which the net income target was met or exceeded

  •
  Realization of a 155% increase in value of the company's investment in Westport Resources, Inc. from the initial public offering of that company in late 2000 until the merger with Kerr-McGee Corporation in June 2004

        In particular, the Committee recognized Mr. Gerber's outstanding leadership in the creation of the Westport/ Kerr-McGee opportunity, which ultimately resulted in a significant contribution to earnings in 2004.

        Mr. Gerber received two restricted share awards in 2004. The first was the recognition award of 3,820 restricted shares referred to above under "Special Grants." The second award was 18,180 restricted shares which represents the conversion of a 75,000 stock option award Mr. Gerber was scheduled to receive in 2004 under the multi-year program approved in 2002 described under the caption "Components of Our Compensation Program—Long-Term Incentives—For Executive Officers".

        As previously described in this report under "Long-Term Incentives," the performance period for the 2002 EPIP, in which Mr. Gerber was a participant, ended December 31, 2004. The initial award of 50,000 performance share units granted at the beginning of 2002 was valued at $1,646,000, or $549,000 per year (based on the January 2, 2002 price of $32.92). Mr. Gerber's payout potential, which could have been as low as zero, depended entirely upon both the company's stock price performance and its relative ranking among a group of 30 peers as measured at the end of the performance period. With the advice of our compensation consultants, we set the initial award at a market competitive level and constructed our program so that median performance by the company would result in no multiple being applied to the original award. The intent of the Committee was to ensure that the payout potential for the Chief Executive Officer reflect the value delivered to shareholders. On December 31, 2004 when the performance period ended, the company's stock price was $60.66, an 84% increase over the period, and Equitable was ranked 5th out of 30 peer companies. Based on the plan formula, a multiplier of 1.917 was applied to the initial award, as adjusted for interim dividends, and the resulting share units (102,992) were multiplied by the closing price for a payout valued at $6,247,492, or $2,082,497 per year. Mr. Gerber's award was deferred under the Employee Deferred Compensation Plan in accordance with the terms of the 2002 EPIP.

        We believe the actions we have taken over the past fiscal year are consistent with our objectives and were appropriate to attract, retain and motivate the talent we need to execute our operational excellence strategy and continue to add value to our shareholders.

Thomas A. McConomy, Chair
Phyllis A. Domm
James E. Rohr
Lee T. Todd, Jr.

ITEM NO. 1—ELECTION OF DIRECTORS

(Item No. 1 on the proxy card)

        The Board of Directors of Equitable Resources currently has 11 members, who are divided into three classes. The classes are as equal in number as is possible depending on the total number of directors at any time. Generally, directors are elected for three-year terms. The classes are arranged so that the terms of the directors in each class expire at successive annual meetings. This means that the shareholders elect approximately one-third of the members of the Board of Directors annually. The terms of four directors expire at this annual meeting. All four of those directors, Phyllis A. Domm, Ed.D., David L. Porges, James E. Rohr and David S. Shapira will stand for election at the annual meeting. Ms. Bailey was elected by the directors in June 2004. Ms. Bailey is being nominated to serve a term of two years to expire in 2007.

        The persons named as proxies will vote for the nominees named, as more fully discussed under the caption "Questions and Answers about the Annual Meeting," unless you withhold authority to vote for any one or more of them. The votes represented by any proxy may be cumulated and voted at the discretion of the persons named as proxies in favor of any one or more of the nominees, unless otherwise indicated on your proxy card. The effect of this discretionary authority may be to offset the effect of your having withheld authority to vote for individual nominees because the persons named as proxies will be able to allocate votes of shareholders who have not withheld authority to vote for those nominees. If a nominee becomes unavailable for election, the persons named as proxies intend to vote for substitute nominees proposed by the Board, unless the Board decides to reduce the number of directors. The individual who receives the largest number of votes cast for the term of two years to expire in 2007 will be elected a director for such term. The four individuals who receive the largest number of votes cast for the term of three years to expire in 2008 will be elected directors for such term.

        The Board of Directors Recommends a Vote FOR all Nominees for the Board of Directors.

A. NOMINEE TO SERVE FOR A TWO-YEAR TERM EXPIRING IN 2007

VICKY A. BAILEY	Age 52	Director since June 2004

Partner, Johnston & Associates, LLC (consulting firm), since March 2004; Assistant Secretary for the Office of Policy and International Affairs at the Department of Energy, June 2001 through February 2004; President, PSI Energy, Inc. 2000 through May 2001; Commissioner of the Federal Energy Regulatory Commission, 1993 to 2000. Also a director of Scottish Power plc.
Member of the Corporate Governance Committee.
Ms. Bailey was identified as a possible director by Murry S. Gerber, Chairman, President and Chief Executive Officer.

B. NOMINEES TO SERVE FOR A THREE-YEAR TERM EXPIRING IN 2008

PHYLLIS A. DOMM, Ed.D.	Age 58	Director since May 1996
Vice President, Human Resources, Intermountain Health Care (health care services), since June 2000; Vice President, Human Resources, MedStar Health (health care services), March 1998 through May 2000.
Member of the Audit and Compensation Committees.

DAVID L. PORGES	Age 47	Director since May 2002

Vice Chairman and Executive Vice President, Finance and Administration, Equitable Resources since January 2005; Director, Executive Vice President and Chief Financial Officer, Equitable Resources, May 2002 through December 2004; Executive Vice President and Chief Financial Officer, Equitable Resources, February 2000 through May 2002; Senior Vice President and Chief Financial Officer, Equitable Resources, July 1998 through January 2000.

JAMES E. ROHR	Age 56	Director since May 1996

Chairman and Chief Executive Officer, The PNC Financial Services Group, Inc. (financial services), since August 2002; Chairman, President and Chief Executive Officer, The PNC Financial Services Group, Inc., May 2001 through August 2002; President, Chief Executive Officer and Director, The PNC Financial Services Group, Inc., May 2000 through May 2001; President and Chief Operating Officer, The PNC Financial Services Group, Inc., April 1998
through April 2000. Also a director of Allegheny Technologies, Inc. and BlackRock, Inc.
Chairman of the Executive Committee and member of the Compensation Committee.

DAVID S. SHAPIRA	Age 63	Director since May 1987
Chairman and Chief Executive Officer, Giant Eagle, Inc. (retail grocery store chain), since February 1994. Also a director of Mellon Financial Corporation.
Member of the Audit and Executive Committees.

DIRECTORS WHOSE TERMS EXPIRE IN 2007

MURRY S. GERBER	Age 52	Director since May 1998

Chairman, President and Chief Executive Officer, Equitable Resources, since May 2000; President and Chief Executive Officer, Equitable Resources, June 1998 through April 2000. Also a director of BlackRock, Inc.
Member of the Executive Committee.

GEORGE L. MILES, JR.	Age 63	Director since July 2000

President and Chief Executive Officer, WQED Multimedia (multimedia company), since 1994. Also a director of WESCO International, Inc., Harley-Davidson, Inc., Westwood One, Inc. and Citizens Financial Group, Inc.
Chairman of the Corporate Governance Committee and member of the Executive Committee.

JAMES W. WHALEN	Age 63	Director since July 2003

Senior Vice President and Chief Financial Officer, Parker Drilling Company (global drilling company), since October 2002; Chief Financial Officer, Diversified Diagnostic Products, Inc. (medical equipment company) and consultant, January 2000 through
September 2002; Chief Commercial Officer, Coral Energy (natural gas and power marketing company), February 1998 through January 2000.
Chairman of the Audit Committee and member of the Executive Committee.

DIRECTORS WHOSE TERMS EXPIRE IN 2006

THOMAS A. McCONOMY	Age 71	Director Since May 1991

Chairman, Calgon Carbon Corporation (manufacturer and marketer of activated carbon and related products and services), since February 2003 and from April 1985 through April 1999; Director, Calgon Carbon Corporation, since April 1985; Interim President and
Chief Executive Officer, Calgon Carbon Corporation, February 1998 through April 1999. Retired President and Chief Executive Officer, Calgon Carbon Corporation, since April 1999.
Chairman of the Compensation Committee and member of the Executive Committee.

BARBARA S. JEREMIAH	Age 53	Director Since May 2003
Executive Vice President, Corporate Development, Alcoa, Inc. (producer of aluminum), since July 2002; Vice President, Corporate Development, Alcoa, Inc., January 1998 through July 2002.
Member of the Corporate Governance and Audit Committees.

LEE T. TODD, JR., Ph.D.	Age 58	Director since November 2003
President, University of Kentucky since July 2001; Senior Vice President, Lotus Development Corporation, June 2000 through May 2001; President and Founder, DataBeam Corporation, 1983 through May 2000.
Member of the Compensation and Corporate Governance Committees.

Certain Relationships and Related Transactions

        In the course of ordinary business, Equitable Resources may have engaged in transactions with companies and organizations for which an Equitable Resources director served as an officer. Those directors did not have a material interest in any such transaction and none of those transactions exceeded 5% of the gross revenues of either Equitable Resources or the other organization. Moreover, any such transactions were entered into on arms-length terms we believe to have been fair.

REPORT OF THE AUDIT COMMITTEE

        The primary role of the Audit Committee is to assist the Board of Directors in its oversight of the company's accounting and financial reporting process and to oversee the qualifications, independence and performance of the company's independent registered public accounting firm. We adopted a new charter on January 14, 2004, which was approved by the Board on February 25, 2004 (a copy of the charter is available on the company's website at www.eqt.com) and guides our duties and responsibilities. As set forth in the charter, management is responsible for the internal controls and financial reporting process of Equitable Resources. The independent registered public accounting firm performs an independent audit of Equitable Resources' consolidated financial statements in accordance with generally accepted auditing standards in the United States and issues a report. Our responsibility includes monitoring and overseeing these processes.

        Our Committee is comprised of four non-employee, independent members of the Board of Directors. No member serves on more than two other public company audit committees. The Board of Directors has determined that James W. Whalen is an audit committee financial expert, as that term is defined by the Securities and Exchange Commission. In addition, the Board has determined that each of the other members of the Audit Committee is financially literate. The members of our Committee are not professionally engaged in the practice of auditing or accounting. The Audit Committee's considerations and discussions referred to below do not assure that the audit of the company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the company's auditors are in fact "independent."

        In the performance of our oversight function, we have reviewed and discussed the audited financial statements of the company for the fiscal year ended December 31, 2004 with the management of Equitable Resources. We have discussed with Ernst & Young LLP, the company's independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). We also have received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we have discussed the independence of Ernst & Young LLP with that firm. We also reviewed the amount of fees paid to Ernst & Young LLP for both audit and non-audit services. In doing so, we considered whether the provision of non-audit services to the company was compatible with maintaining their independence.

        Based on the reports and discussions above, we recommended to the Board of Directors that the financial statements be included in the Equitable Resources 2004 Annual Report on Form 10-K.

        This report has been furnished by the Audit Committee of the Board of Directors.

James W. Whalen, Chair
Phyllis A. Domm
Barbara S. Jeremiah
David S. Shapira

ITEM NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item No. 2 on the proxy card)

        The Audit Committee has reappointed Ernst & Young LLP, as an independent registered public accounting firm (an "independent accounting firm") to examine the consolidated financial statements of the company and its subsidiaries for the calendar year 2005. Ernst & Young LLP, and its predecessor, have acted as an independent accounting firm for the company since 1950. Although shareholder approval is not required for the appointment of an independent accounting firm, the Audit Committee believes the shareholders should participate through ratification. If such ratification is not obtained, the Board will consider the appointment of another independent accounting firm for the following year.

        Representatives of Ernst & Young LLP are expected to be present at the annual meeting to respond to appropriate questions and to make a statement if they desire to do so.

        The following chart details the fees paid to Ernst & Young LLP during 2004 and 2003:

	2004	2003
Audit Fees(1)	$1,307,425	$918,404
Audit-Related Fees(2)	$136,819	$107,472
Tax Fees(3)	$276,121	$413,157
All Other Fees	0	0

(1)
In the case of 2004, includes $450,000 relating to compliance with Section 404 of the Sarbanes-Oxley Act of 2002 (management's report on internal control over financial reporting and the independent accounting firm's related assessment).

(2)
Includes fees for audits of employee benefit plans and subsidiary attest engagements.

(3)
Includes fees for annual tax compliance outsourcing, tax planning and filing of amended Federal and state tax returns.

        The Audit Committee has adopted a Policy Relating to Services of Independent Auditors under which the company's independent accounting firm is not allowed to perform any service which may have the effect of jeopardizing the independent accounting firm's independence. Without limiting the foregoing, the independent accounting firm may not be retained to perform the following:

  •
  Bookkeeping or other services related to the accounting records or financial statements

  •
  Financial information systems design and implementation

  •
  Appraisal or valuation services, fairness opinions or contribution-in-kind reports

  •
  Actuarial services

  •
  Internal audit outsourcing services

  •
  Management functions

  •
  Human resources

  •
  Broker-dealer, investment adviser or investment banking services

  •
  Legal services

  •
  Expert services unrelated to the audit

        All audit and permitted non-audit services must be pre-approved by the Audit Committee. The Audit Committee has delegated specific pre-approval authority with respect to permitted non-audit services to the Chairman of the Audit Committee but only where pre-approval is required to be acted upon prior to the next Audit Committee meeting and where the aggregate permitted non-audit services fees will be less than $75,000. The Audit Committee encourages management to seek pre-approval from the Audit Committee at its regularly scheduled meetings.

        In 2004, 100% of the professional fees reported as audit-related fees, tax fees and all other fees were pre-approved by the Audit Committee pursuant to the above policy.

        The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP.

ITEM NO. 3—ADDITIONAL INFORMATION

Other Matters

        No matters other than those listed in the notice of meeting accompanying this proxy statement are expected to be presented to shareholders for action at the annual meeting. However, should other matters properly come before the meeting, the persons named as proxies will vote in a manner as they may, in their discretion, determine.

Annual Report and Form 10-K

        The annual report of the company to shareholders and Form 10-K for the year ended December 31, 2004 are enclosed with this proxy statement.

        The Report of the Audit Committee on page 32, the Report of the Compensation Committee on page 21, and the Stock Performance Graph on page 14 are not soliciting material, are not deemed to be filed with the Securities and Exchange Commission and are not to be incorporated by reference in any filing of the company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                                One Oxford Centre
                                Suite 3300
                                Pittsburgh, PA 15219

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

        Johanna G. O'Loughlin and Jean F. Marks are each hereby appointed as proxies of the undersigned to vote all shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Wednesday, April 13, 2005, at 10:30 a.m. local time, in the Omni William Penn Hotel, 530 William Penn Place, Pittsburgh, Pennsylvania, and at any adjournment of such meeting. Where a vote is not specified, the proxies will vote the shares represented by this Proxy FOR the election of all nominees for director and FOR the ratification of Ernst & Young, LLP as independent registered public accountants and will vote in their discretion on such other matters that may properly come before the meeting.

        A vote FOR the election of nominees listed on the reverse side includes discretionary authority to cumulate votes selectively among the nominees as to whom authority to vote has not been withheld and to vote for a substitute nominee if any nominee becomes unavailable for election for any reason.

        This Proxy is solicited on behalf of the Board of Directors of the Company and may be revoked prior to its exercise. The Board of Directors recommends votes FOR the election of all nominees for director and FOR ratification of Ernst & Young, LLP as independent registered public accountants.

Please sign and date on the reverse side and return the proxy card promptly using the enclosed envelope.

/*\ FOLD AND DETACH HERE /*\

EQUITABLE RESOURCES, INC.

ANNUAL MEETING OF SHAREHOLDERS
WEDNESDAY, APRIL 13, 2005
10:30 A.M.

THE OMNI WILLIAM PENN HOTEL
530 William Penn Place
Pittsburgh, PA

YOUR VOTE IS IMPORTANT!
You can vote by Internet, telephone or mail.
See the instructions on the other side of this proxy card.

The Board of Directors recommends a vote FOR Item 1A, 1B and Item 2

1A)	Election of Director—Term expiring 2007		1B)	Election of Directors—Term expiring 2008		2)	Ratify Appointment of Ernst & Young LLP as independent registered public accountants
	FOR	WITHHELD		FOR	WITHHELD		FOR	AGAINST	ABSTAIN
	☐	☐		☐	☐		☐	☐	☐
Nominee: Vicky A. Bailey			Nominees: Phyllis A. Domm, Ed.D., David L. Porges, James E. Rohr and David S. Shapira
(INSTRUCTIONS: To withhold authority to vote for a particular nominee, write that nominee's name in the space provided here.)

By checking the box below, I consent to view Annual Reports on Form 10-K and Proxy Statements electronically via the Internet. I understand that the Company may no longer distribute printed materials to me for any future shareowner meetings until my consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.    ☐

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of the nominees in Items 1A and 1B above and FOR the ratification of the independent registered public accountants in Item 2 above. The proxies are authorized, in accordance with their judgment, to vote upon such other matters as may properly come before the meeting and any adjournments thereof.

THIS PROXY SHOULD BE SIGNED EXACTLY AS NAME APPEARS HEREON.
Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer.
Signature	Signature	Date	, 2005

        Mark here if you plan to attend the meeting. Please send Admittance Card.    ☐

/*\ FOLD AND DETACH HERE /*\

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/eqt		TELEPHONE 1-866-540-5760		MAIL

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted with instructions to create and submit an electronic ballot.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be given instructions on how to cast your vote.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

To view the 2004 Form 10-K, Annual Report and Proxy Materials online, go to:
http://www.eqt.com

QuickLinks

Notice of Annual Meeting of Shareholders To Be Held April 13, 2005
TABLE OF CONTENTS
EQUITABLE RESOURCES, INC. One Oxford Centre Suite 3300 Pittsburgh, PA 15219
PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
CORPORATE GOVERNANCE
Committees of the Board
Director Nominations
STOCK OWNERSHIP AND PERFORMANCE
COMPENSATION Directors' Compensation and Retirement Program
Executive Compensation
Summary Compensation Table
Option/SAR Grants in 2004
Long-Term Incentive Plans—Awards in 2004
Aggregated Option/SAR Exercises in 2004 & Year-End 2004 Option/SAR Values
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
ITEM NO. 1—ELECTION OF DIRECTORS
A. NOMINEE TO SERVE FOR A TWO-YEAR TERM EXPIRING IN 2007
B. NOMINEES TO SERVE FOR A THREE-YEAR TERM EXPIRING IN 2008
DIRECTORS WHOSE TERMS EXPIRE IN 2007
DIRECTORS WHOSE TERMS EXPIRE IN 2006
REPORT OF THE AUDIT COMMITTEE
ITEM NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ITEM NO. 3—ADDITIONAL INFORMATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
The Board of Directors recommends a vote FOR Item 1A, 1B and Item 2
Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.